                                                                      Exhibit 12



          [LETTERHEAD OF JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY]

                                September 12, 2002

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

      John Hancock Variable Life Account S
      File Nos.  33-64366 and 811-7782

Commissioners:

     This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 16 under the Securities Act of 1933 on the Form S-6 Registration Statement of John Hancock Variable Life Account S as required by Rule 485 under the 1933 Act.

     I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) to Rule 485 and hereby represent to the Commission that in our opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

     I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.

                                              Very truly yours,

                                              /s/ RONALD J. BOCAGE
                                              --------------------------
                                                   Ronald J. Bocage
                                                   Vice President and Counsel